Exhibit 10.1

AMENDMENT TO

MCEWEN EMPLOYMENT AGREEMENT

THIS MCEWEN AMENDED EMPLOYMENT AGREEMENT (the “Agreement”) is made as of the 19th day of December, 2019, by and between David Sean McEwen, an individual (“Employee”), and KonaTel, Inc, a Delaware corporation (a successor to Dala Petroleum Corp.) (“Employer”), with reference to the following facts and objectives:

RECITALS

WHEREAS, on or about December 1, 2017, Employee and Employer entered into the McEwen Employment Agreement; and

WHEREAS, on December 19, 2019, the Board of Directors voted to amend the McEwen Employment Agreement to provide Mr. McEwen with an annual salary of $200,000, commencing January 1, 2020, and with all other terms and conditions thereof to remain the same; and

WHEREAS, all references in the McEwen Employment Agreement to “Dala Petroleum Corp” shall be changed to “KonaTel, Inc.”;

NOW, THEREFORE, in consideration of the mutual covenants and promises contained in the McEwen Employment Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree to the following amendment to Section 2.0 of the McEwen Employment Agreement:

2.0	COMPENSATION. Employer shall pay Employee, as full compensation for services rendered to Employer as a regular employee in any capacity an annual base salary of $200,000 plus inclusion in the Company’s healthcare plan for Employee and sp9use (including medical, dental and vision). In addition, Employer will pay Employee a monthly bonus based upon the following criteria:

(i)       If the Combined EBITDA (‘Combined EBITDA’) exceeds $85,000 in any calendar month, where Combined EBITDA is defined to mean the combined earnings (profits) of all KonaTel companies, subsidiaries and from all other sources before subtracting all interest expense, all income ax, all depreciation expense and all amortization expense, on an accrual accounting basis according to GAAP as calculated by the regular account for Employer, Employer shall pay Employee within twenty days after the end of the calendar month, a bonus equal to 10% of the monthly Combined EBITDA.

All remaining terms and conditions of the McEwen Employment Agreement shall remain the same.

IN WITNESS WHEREOF, the Company and Mr. McEwen have duly executed it as of this Agreement as of the 19th day of December, 2019.

EMPLOYEE:	EMPLOYER:
KONATEL, INC., a Delaware corporation

/s/ D. Sean McEwen	By	/s/ Brian R. Riffle
D. Sean McEwen		Brian R. Riffle, CFO